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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cinemark USA, Inc. on Form S-4 of our report dated February 28, 2003, except for Note 21, as to which the date is May 1, 2003, which expressed an unqualified opinion and included an explanatory paragraph relating to the adoption of a new accounting principle, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas
May 2, 2003